UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  February 12, 2015

Glori Energy Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10350 Richmond Avenue
Suite 850
Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

4315 South Drive
Houston, Texas 77053

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 12, 2015, Glori Energy Inc. (the “Company”) issued a news release announcing the setting of the Glori Energy 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”), attached hereto as Exhibit 99.1. The record date for the 2015 Annual Meeting shall be June 25, 2015. Qualified stockholder proposals to be presented at the 2015 Annual Meeting and in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices located at 10350 Richmond Avenue, Suite 850, Houston, TX 77042, addressed to the Secretary of the Company. In accordance with Regulation 14A and the Company’s Amended and Restated By-laws (the “By-laws”), such proposals must be received by the Company not later than the close of business on February 22, 2015 (which is the tenth day following this public announcement of the date of the 2015 Annual Meeting ). All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the By-laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished Exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued by Glori Energy Inc. dated February 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: February 12, 2015	By:	/s/ Stuart M. Page
Name: Stuart M. Page
Title: President and Chief Executive Officer

Exhibit Number	Description
99.1	Press Release issued by Glori Energy Inc. dated February 12, 2015.